EXHIBIT 10.4

ANSYS, INC.
Option Transfer Acknowledgment
Reference is hereby made to the non-qualified stock option to purchase ______ shares of the Common Stock, par value $0.01 per share (the “Stock”) of ANSYS, Inc. (the “Company”) (the “Award”) granted to _______________________ (the “Optionee”) on ______________ (the “Option”). In connection with the proposed transfer of the Option to the undersigned transferee (the “Transferee”), the Transferee makes the following representations to the Company:

1.Identity of Transferee. The Transferee acknowledges and agrees that the Transferee is a “family member” with respect to the Optionee within the meaning of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”) and the Form S-8 Registration Statement under the Securities Act of 1933. Form S-8 defines “family member” to include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.
2.Transferee Bound by Terms of Option Agreement and Plan. The Transferee acknowledges that the Option is subject to the terms and conditions of a Non-Qualified Stock Option Agreement between the Company and the Optionee dated as of _______________ (the “Option Agreement”) and the Plan. The Transferee (or if the Transferee is not an individual, the Transferee's duly authorized representative) acknowledges receipt of a copy of the Option Agreement and the Plan and agrees to comply with and be bound by their terms and any related rules or protocol, as applicable, and agrees not to further transfer the Option without the prior written approval of a duly authorized officer of the Company (other than the Optionee).
3.Transfer for No Consideration. The Transferee acknowledges that the Option is being transferred to the Transferee for no consideration or value.
4.Insider Trading Policy. The Transferee (or if the Transferee is not an individual, the Transferee's duly authorized representative) acknowledges receipt of a copy of the Company's Insider Trading Policy & Procedures and agrees to comply with and be bound by the terms and conditions thereof on the same basis as the Optionee.
Executed on the _______ day of __________, 20____.

TRANSFEREE:
By:     ____________________________
Title:     ____________________________
Date:    ____________________________